RETROSPETTIVA, INC.
                             8825 West Olympic Blvd.
                         Beverly Hills, California 90211


                               PROXY STATEMENT AND
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 23, 1999


     To the shareholders of Retrospettiva, Inc.:

     The Annual Meeting of the shareholders of Retrospettiva, Inc. (the "Company") will be held at the Company's executive offices, 8825 West Olympic Blvd., Beverly Hills, California 90211, at 4:00 P.M. on June 23, 1999, or at any adjournment or postponement thereof, for the following purposes:

     1.   To elect seven directors of the Company.
     2. To transact such other business as may properly come before the meeting.

     Details relating to the above matters are set forth in the attached Proxy Statement. All shareholders of record of the Company as of the close of business on May 14, 1999 will be entitled to notice of and to vote at such meeting or at any adjournment or postponement thereof.

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A REPLY CARD IS ENCLOSED FOR YOUR CONVENIENCE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                            BY ORDER OF THE BOARD OF DIRECTORS
                                            Hamid Vaghar
                                            Chief Financial Officer

May 18, 1999

                                 PROXY STATEMENT

                               RETROSPETTIVA, INC.
                             8825 West Olympic Blvd.
                         Beverly Hills, California 90211
                            Telephone: (310) 657-1745

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 23, 1999

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Retrospettiva, Inc. (the "Company"), a California corporation, of no par value Common Stock ("Common Stock") to be voted at the Annual Meeting of Shareholders of the Company ("Annual Meeting") to be held at 4:00 P.M. on June 23, 1999, or at any adjournment or postponement thereof. The Company anticipates that this Proxy Statement and the accompanying form of proxy will be first mailed or given to all shareholders of the Company on or about May 18, 1999. The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast for the election of the nominees for directors hereinafter named. The holders of a majority of the shares represented at the Annual Meeting in person or by proxy will be required to elect directors and approve any proposed matters.

     Any shareholders giving a proxy may revoke it at any time before it is exercised by delivering written notice of such revocation to the Company, by substituting a new proxy executed at a later date, or by requesting, in person, at the Annual Meeting, that the proxy be returned.

     All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the materials enclosed herewith and all costs of soliciting proxies will be paid by the Company. In addition to the solicitation by mail, proxies may be solicited by officers and regular employees of the Company by telephone, telegraph or personal interview. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and the Company may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing.

                    VOTING SHARES AND PRINCIPAL SHAREHOLDERS

     The close of business on May 14, 1999 has been fixed by the Board of Directors of the Company as the record date (the "record date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On the record date, there were 3,127,916 shares of Common Stock outstanding with each share entitling the holder thereof to one vote on each matter which may come before the Annual Meeting. Cumulative voting for directors is permitted.

     A majority of the issued and outstanding shares entitled to vote, represented at the meeting in person or by proxy, constitutes a quorum at any shareholders' meeting.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth information concerning the holdings of Common Stock by each person who, as of May 14, 1999, holds of record or is known by the Company to hold beneficially or of record, more than 5% of the Company's Common Stock, by each director, and by all directors and executive officers as a group. All shares are owned beneficially and of record. The address of all persons is in care of the Company at 8825 West Olympic Blvd., Beverly Hills, California 90211.

                                            Amount of               Percent of
       Name                                 Ownership                  Class
       ----                                 ---------                  -----

Borivoje Vukadinovic (1)                    2,404,054                  46.3%
Hamid Vaghar (2)                               50,000                   1.0%
Ivan Zogovic (4)                               81,712                   1.6%
Mojgan Keywanfar (4)                           81,712                   1.6%
S. William Yost (5)                            23,826                   0.4%
Donald E. Tormey (5)                           23,826                   0.4%
Philip E. Graham (5)                           23,826                   0.4%
Michael D. Silberman (3)                      175,735                   3.4%
All officers and directors
       as a group (7 persons)               2,864,691                  55.1%
----------

(1) Includes stock options to purchase up to 1,191,300 shares of Common Stock at $6.25 per share, 166,777 shares at $.63 per share exercisable until April 2006 and 100,000 shares at $2.50 per share until December 2008.

(2) Includes stock options to purchase up to 50,000 shares of common stock at $2.50 per share until December 2008.

(3) Includes stock options to purchase up to 119,128 shares of Common stock at $6.25 per share exercisable until April 2006.

(4) Represents stock options to purchase up to 30,973 shares of Common Stock at $1.68 per share exercisable until April 2001, 11,913 shares at $2.94 per share exercisable until May 2001, and 23,826 shares at $2.94 per share exercisable until April 2006.

(5) Represents stock options to purchase up to 23,826 shares of Common Stock at $2.94 per share exercisable until May 2001.

               PROPOSAL 1: TO ELECT SEVEN DIRCTORS OF THE COMPANY

                              ELECTION OF DIRECTORS

     At the Annual Meeting, the shareholders will elect seven directors of the Company. Cumulative voting is permitted in the election of directors. In the absence of instructions to the contrary, the person named in the accompanying proxy will vote in favor of the election of each of the persons named below as the Company's nominees for directors of the Company. All of the nominees are presently members of the Board of Directors. Each of the nominees has consented to be named herein and to serve if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but if such should occur, the person named in the proxy intends to vote for the election in his stead of such person as the Board of Directors of the Company may recommend.

     The following table sets forth certain information regarding each nominee and each executive officer of the Company.

                                                                                       Officer or
       Name                        Age                Office                         Director Since
       ----                        ---                ------                         --------------

Borivoje Vukadinovic(3)            40           Chairman of the Board of                 1991
                                                Directors, President and
                                                Chief Executive Officer

Hamid Vaghar(3)                    34           Chief Financial Officer and              1998
                                                Nominee as Director

Ivan Zogovic(3)                    39           Manager-Export/Import,                   1996
                                                Director

Mojgan Keywanfar(3)                36           Accounting Manager, Corporate            1996
                                                Secretary, Director

S. William Yost(1)(2)(3)           70           Director                                 1996

Donald E. Tormey(1)(2)(3)          67           Director                                 1996

Michael D. Silberman(2)(3)         42           Director                                 1996



(1)  Member of the Compensation Committee
(2)  Member of the Audit Committee
(3)  Nominee for Director

     Directors hold office for a period of one year from their election at the annual meeting of stockholders and until their successors are duly elected and qualified. Officers of the Company are elected by, and serve at the discretion of, the Board of Directors. Directors not employed by the Company do not receive fees for attending Board of Directors' meetings but are reimbursed for out-of-pocket expenses, and each outside director has been granted stock options to purchase 23,826 shares of the Company's Common Stock.

Background

     The following is a summary of the business experience of each executive officer and director of the Company for at least the last five years:

     Borivoje Vukadinovic has been a director and executive officer of the Company since January 1991, and its Chief Executive Officer since January 1993. From June 1990 to August 1993, he was Vice President and a principal stockholder of Celtex ENT, a Los Angeles, California based company that established and administered production of yarns and raw textiles in Yugoslavia, Turkey and Macedonia. From May 1988 to June 1990, he was founder, owner and President of Duty Off, Inc., a Los Angeles, California based company that produced young men's apparel. He earned a Bachelor of Arts degree in Business from the University of Banja Luka in Yugoslavia and a Bachelor of Arts degree in Art from Bern University in Switzerland.

     Hamid Vaghar has served as Controller of Retrospettiva since the Company's inception and was promoted to Chief Financial Officer in October 1998. From March 1990 to January 1993, he was an accountant with EB Accounting, a California based accounting firm which conducted various accounting services for companies in the garment district of Los Angeles. In January 1993 Mr. Vaghar became a partner in Mid-West Consultants and continued his accounting career in that capacity until 1998. He earned a Bachelor degree in Natural Sciences and an MBA from the University of Poona, India.

     Ivan B. Zogovic has been employed by the Company as its Manager-Export/Import since January 1994 and was appointed a director in May 1996. Mr. Zogovic is responsible for the export and import of raw materials and finished goods including customers clearing, scheduling and freight forwarding, between the United States and the Company's contract manufacturers in Eastern Europe. He earned a law degree from the University of Belgrade Law School and practiced law in Yugoslavia from 1984 until 1992.

     Mojgan Keywanfar has been employed by the Company as its accounting manager since February 1991 and was appointed a director in December 1996. Ms. Keywanfar manages the Company's bookkeeping and management information systems. She holds a B.A. degree in Economics from the California State University, Northridge.

     S. William Yost became a director of the Company in May 1996. He has been an adjunct professor of Operations and Technology Management at the Anderson Graduate School of Management of the University of California, Los Angeles, since 1986. He has over 20 years experience in industrial positions together with four years as a presidential appointee in the executive branch of the federal government, three years in management consulting and in the early 1980's as the Assistant Commissioner of the Trademark and Patent Office of the federal government in Washington, D.C. Dr. Yost holds a doctorate in Business Administration (DBA) from the Harvard Business School, and MBA from the Anderson Graduate School of Management at the University of California, Los Angeles, and a B.A. from the University of California, Berkeley. He serves on the Board of Directors of a number of small privately-held companies and is a consultant to a variety of public and private clients.

     Donald Tormey became a director of the Company in May 1996. From 1958 until he retired in 1995, Chevron Corporation employed him in a number of positions culminating as its Refinery General Manager in El Segundo, California from 1994 until his retirement. He holds a BSCE degree in engineering from the University of Wisconsin School of Engineering.

     Michael D. Silberman, currently a director of the Company, served as Chief Financial Officer and as a director of the Company since April 1996. From May 1994 until he joined the Company in April 1996, Mr. Silberman was a financial advisor with Prudential Securities Inc. From April 1992 to February 1994, he was a portfolio manager for Private Investment Fund, a privately-held and managed investment fund. From September 1991 to April 1992, Mr. Silberman was president of UMB Commercial Capital, a division of United Mercantile Bank of Pasadena, California, a federally chartered bank, where he administered the division's accounts' receivable finance department. From 1983 to 1991, Mr. Silberman served as the Executive Vice President of Allied Business Capital, a privately-held Los Angeles, California based commercial finance company. Mr. Silberman received his Bachelor of Arts degree in Economics from the University of California, Los Angeles and his MBA (Masters of Business Administration) degree from the Anderson School at the University of California, Los Angeles.

Section 16(a) Beneficial Ownership Reporting Compliance

     Michael D. Silberman failed to timely report, on Form 4, the sale of 2,500 shares of Common Stock in September 1997 by the required deadline of October 10, 1997. The Form 4 was filed in November 1997. Form 4 requires that transactions (purchases or sales of Common Stock of the Company) by officers, directors or principal stockholders must be reported using Form 4 by the 10th of the month following the month in which the transaction occurred.

Executive Compensation

     The following table discloses all compensation awarded to, received by, and paid to the Chief Executive Officer of the Company for the years ended December 31, 1998, 1997, 1996 and 1995. No executive officer's annual compensation exceeded $100,000 in 1997.


                            ANNUAL                                                     LONG-TERM COMPENSATION
                         COMPENSATION                                          AWARDS                           PAYOUTS

        (a)               (b)      (c)         (d)           (e)             (f)             (g)          (h)           (i)
                                                                                                                      All Other
     Name and                                            Other Annual    Restricted Stock  Options/       LTIP         Compen-
 Principal Position      Year    Salary($)    Bonus($)  Compensation($)   Award(s)($)      SARS(#)     Payouts($)     sation($)
---------------------------------------------------------------------------------------------------------------------------------
Borivoje Vukadinovic
Chief Executive
Officer                  1998     95,000       7,917          -0-            -0-            100,000       -0-           -0-
                         1997     80,001        -0-           -0-            -0-                -0-       -0-           -0-
                         1996     40,928        -0-           -0-            -0-          1,358,067(1)    -0-           -0-
                         1995     26,500        -0-        34,258(2)         -0-                -0-       -0-           -0-

(1)      See "1996 Stock Option Plan" for description of the options.
(2)      Represents sales commission paid to Mr. Vukadinovic.

                                STOCK OPTION PLAN

     In May 1996, the Company adopted a stock option plan for employees, officers, directors and consultants (the "Plan") which provides for the grant of options intended to qualify as "incentive stock options" and "non-qualified stock options" within the meaning of Section 422 of the United States Internal Revenue Code of 1986 (the "Code"). Incentive stock options are issuable only to eligible officers and key employees of the Company, and non-qualified options may be granted to officers, employees, directors and consultants.

     The Plan is administered by at least three members of the Board of Directors at least two of whom are not executive officers or salaried employees of the Company. Under the Plan, the Board of Directors determines which individuals shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of Common Stock that may be purchased under each option and the option price. Each option granted under the Plan is evidenced by stock option agreement.

     The per share exercise price of the Common Stock subject to an incentive stock option may not be less than the fair market value of the Common Stock on the date the option is granted. The per share exercise price of the Common Stock subject to a non-qualified option is established by the Board of Directors. The aggregate fair market value (determined as of the date the option is granted) of the Common Stock that any employee may purchase in any calendar year pursuant to the exercise of incentive stock options may not exceed $100,000. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option to him, more than 10% of the total combined voting power of all classes of stock of the Company is eligible to receive any incentive stock options under the Plan unless the option price is at least 110% of the fair market value of the Common Stock subject to the option, determined on the date of grant. Non-qualified options are not subject to these limitations.

     No incentive stock option may be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, the option will be exercisable only by him or her. In the event of termination of employment other than by death or disability, the optionee will have three months after such termination during which he or she can exercise the option. Upon termination of employment of an optionee by reason of death or permanent total disability, his or her option remains exercisable for 12 months thereafter to the extent it was exercisable on the date of such termination. No similar limitation applies to non-qualified options.

     Options under the Plan must be granted within ten years from the effective date of the Plan. The incentive stock options granted under the Plan cannot be exercised more than ten years from the date of grant except that incentive stock options issued to 10% or greater stockholders are limited to five year terms. All options granted under the Plan provide for the payment of the exercise price in cash or by delivery to the Company of shares of Common Stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of such methods of payment. Therefore, an optionee may be able to tender shares of Common Stock to purchase additional shares of Common Stock and may theoretically exercise all of his stock options with no additional investment other than his original shares. Any unexercised options that expire or that terminate upon an optionee ceasing to be an officer, director or an employee of the Company become available once again for issuance.

     As of the date hereof, 2,736,634 options have been granted under the Plan to officers, directors, employees and consultants including 1,577,195 options granted to Messrs. Vukadinovic and Silberman, an aggregate of 71,478 options granted to the Company's three non-employee directors and 1,087,961 options granted to other employees and consultants. The per share exercise prices range from $0.63 to $6.25, which prices represented at least the fair market value of the Company's Common Stock on the respective dates the options were granted, based on prior sales of the Company's Common Stock. The table below sets for the total number of options issued to each executive officer and director of the Company and the exercise price. Messrs. Vukadinovic's and Silberman's options are exercisable until April 2006. The remaining options expire at various times in 2006. There was an amendment filed to the 1996 Stock Option Plan which provided for an additional one million options.

     In May 1996, the Board granted to Mr. Silberman (i) a stock option to purchase 238,440 shares of Common Stock at an exercise price of $3.04 per share,
(ii) a stock option to purchase 59,610 shares of Common Stock at an exercise price of $2.91 per share, and (iii) a stock option to purchase 59,610 shares of Common Stock at an exercise price of $3.88 per share.

     In November 1996, the Board amended Mr. Silberman's option grant to reduce the number of stock options granted to Mr. Silberman from 357,657 to 119,128 options. 59,564 of these options were re-priced to the exercise price of $3.15 per share. The remaining 59,564 options were re-priced to the exercise price of $3.78 per share. In December 1996, the Company amended Mr. Silberman's stock option grants to provide for an adjustment of the exercise price of both of his stock option grants in the event of an initial public offering of the Company's securities, a merger or acquisition. In June 1997, the Board re-priced all 119,128 of Mr. Silberman's options to the current exercise price of $6.25 per share.

     In June 1997, the exercise prices of 1,191,290 of Mr. Vukadinovic's options were re-priced from $2.83 per share to $6.75 per share.

     Effective December, 1996 the exercise price of 1,191,290 of Mr. Vukadinovic's options and 119,128 of Mr. Silberman's options were re-priced from $6.75 to $6.25 by the Board per the Minutes of Action taken by Consent of the Board of Directors meeting in December, 1996 whereby Mr. Silberman's and Mr. Vukadinovic's stock option grants were amended to provide for an adjustment of the exercise price in the event of an initial public offering of the Company's securities, a merger or acquisition. Such adjustment was to occur only one time and be a decrease in the exercise price per share equal to the amount that a share of common stock is less than $6.50 at the time of the event requiring adjustment. Since the initial public offering price of the shares of common stock was $6.00 versus $6.50 the option exercise prices have been re-priced accordingly.

     In December 1998, the Board granted 600,000 options to Frank Trible. 85,000 options were vested immediately and the remaining 515,000 will vest in twelve monthly installments of 42,916 options per month starting March 1999. The Board also approved incentive option grants to various officers, employees and consultants.

     The following table sets forth all stock options granted to the Company's executive officers and directors through December 31, 1998.

                                                               Percent of Total
Name of Executive Officer  or          Total Number of         Options Granted           Exercise  Expiration
Director                                Options Issued           to Employees             Price      Date
-------------------------------------------------------------------------------------------------------------
Borivoje Vukadinovic                     1,458,067                  53.3                   [1]        [1]
Michael D. Silberman                       119,128                   4.4                   $6.25      2006
Ivan Zogovic                                81,712                   3.0                   [2]        [3]
Moigan Keywanfar                            81,712                   3.0                   [2]        [3]
Hamid Vaghar                                50,000                   1.8                   $2.50      2008
S. William Yost                             23,826                   0.9                   $2.94      2006
Donald E. Tormey                            23,826                   0.9                   $2.94      2006
Philip E. Graham                            23,826                   0.9                   $2.94      2006
                                         ---------                  ----
Totals                                   1,862,097                  68.2


(1) Consists of 166,777 options exercisable at $.63 per share, 1.191,290 options exercisable at $6.25 per share and 100,000 options exercisable at $2.50 per share.
(2) Number of options and exercise prices; consists of 35,739 options exercisable at $2.94 per share and 30,973 options exercisable at $1.68 per share and 1 5,000 options exercisable at $2.50 per share as to each individual.
(3) Represents stock options to purchase up to 11,913 shares exercisable until May 2001, 30,973 shares exercisable until April 2006, 23,826 shares exercisable until April 2006 and 15,000 shares exercisable until December 16, 2008.

                              CERTAIN TRANSACTIONS

     In April 1996 the Company executed a three-year employment agreement with Mr. Vukadinovic, its Chief Executive Officer, and Mr. Silberman, its Chief Financial Officer until October 1998, providing for annual salaries of $95,000 and $60,000, respectively, upon an IPO or merger of the Company with a publicly-traded company. In connection with their employment, Messrs. Vukadinovic and Silberman received options under the Plan to purchase 1,191,300 shares and 119,128 shares, respectively, of the Company's Common Stock. Mr. Silberman also received 81,007 shares of Common Stock for services rendered valued at $.0042 per share on the date of grant, or an aggregate value on such date of $34,000.

     At December 31, 1998, Mr. Vukadinovic was indebted to the Company in the amount of $291,738 advanced by the Company under a credit facility granted to Mr. Vukadinovic in the maximum amount of $350,000 and evidenced by three promissory notes. The three promissory notes are unsecured; bear interest at 10% per annum and are due on demand. The sums advanced to Mr. Vukadinaovic were primarily used by him to pay certain medical and related expenses of a family member.

     Until December 31, 1996, Mr. Vukadinovic was a 22.5% stockholder in Easy Concepts, Inc. ("ECI"), an apparel customer of the Company. At December 31, 1996 and December 31, 1997, ECI was indebted to the Company for apparel purchases on open account in the amounts of $1,182,202 and $218,457, respectively. On January 1, 1997 Mr. Vukadinovic returned all of his ECI stock to ECI for no consideration. He elected to do so because he had received his ECI stock for nominal consideration in the form of services rendered and he wanted to eliminate any potential for conflict of interest caused by his ECI stockholdings. He was never an officer or director of ECI and ECI is no longer a customer of the Company.

     The Company used a portion of a  consolidating  warehouse  in Astoria,  New
York for short-term storage and for consolidating services in connection with finished goods imported from Macedonia pending pick up by the Company's customers. Positive Influence, Inc. ("PII"), the owner of the warehouse and the provider of the consolidating services, is a non-affiliated former customer of the Company which was indebted to the Company in the amount of $100,333 at December 31, 1998 for goods previously purchased from the Company. The Company is charged an average of approximately $10,000 per month for use of the warehouse and for consolidating services provided by PII, which amount is deducted from the amount owed by PII to the Company. PII also provides Easy Concepts, Inc. ("ECI"), a former affiliate of the Company, with warehouse space and consolidating services. Charges due from ECI to PII were also deducted from the amount owed by PII to the Company and ECI paid such amounts directly to the Company. Consolidating services involved accepting finished goods shipments, combining the goods into larger quantities for pickup by, or delivery to, customers and storage of the goods prior to customer acceptance.

     In July 1997, Mr. Vukadinovic personally guaranteed the Company's line of credit with Merrill Lynch Business Financial Services Inc. in the amount of $500,000. In November 1997, the line of credit was increased to a maximum of $1,500,000 based on a formula. In July 1998 this line of credit was paid off and Mr. Vukadinovic guaranteed the Company's line of credit with Imperial Bank in the maximum amount of $2,500,000 based on a fornula.

     At December 31, 1997, ECI's indebtedness to the Company was $218,457. The amount related to apparel purchased through February 1997 and at that time was more than 180 days past due. As the indebtedness was incurred on open account for apparel purchases, the amount was not evidenced by a promissory note, no interest had been charged and there was no maturity date for full payment. However, the Company believed that ECI would pay off the remaining amount due by December 1997 and if it failed to do so, the Company was prepared to take such legal action as was necessary to enforce its claim against ECI. At December 31, 1997, ECI had $106,000 worth of pants at cost in the PII warehouse. The market value of the pants was estimated to be $150,000, and it was ECI's intention to sell those goods to pay indebtedness to the Company. The Company believed that the goods would be sold by June 30, 1998 and the proceeds would be paid to the Company in their entirety. At December 31, 1998 the balance of this indebtedness was $171,602.

     In December 1998 the Company executed a one year employment agreement with Mr. Trible as its Vice President of Investor Relations providing for an annual salary of $54,000 and the issuance of 600,000 stock options.

     The Company believes that the transactions described above were fair, reasonable and consistent with the terms of transactions that the Company could have entered into with non-affiliated third parties. All future transactions with affiliates will be approved by a majority of the Company's disinterested directors.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     AJ. Robbins, P.C., Denver, Colorado, conducted the audit of the Company's financial statements for the year ended December 31, 1998. It is the Company's understanding that this firm is obligated to maintain audit independence as prescribed by the accounting profession and certain requirements of the Securities and Exchange Commission. As a result, the directors of the Company do not specifically approve, in advance, non-audit services provided by the firm, nor do they consider the effect, if any, of such services on audit independence.

                   PROPOSALS OF SHAREHOLDERS FOR PRESENTATION
                     AT NEXT ANNUAL MEETING OF SHAREHOLDERS

     Any shareholders of record of the Company who desires to submit a proper proposal for inclusion in the proxy materials relating to the next annual meeting of shareholders must do so in writing and it must be received at the Company's principal executive offices prior to the Company's fiscal year end. The proponent must be a record or beneficial shareholder entitled to vote at the next annual meeting of shareholders on the proposal and must continue to own the securities through the date on which the meeting is held.

                                 OTHER BUSINESS

     Management of the Company is not aware of any other matters which are to be presented to the Annual Meeting, nor has it been advised that other persons will present any such matters. However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.

     The above notice and Proxy Statement are sent by order of the Board of Directors.


                                            Hamid Vaghar
                                            Chief Financial Officer

May 18, 1999

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                                      PROXY
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
                               RETROSPETTIVA, INC.
                            TO BE HELD JUNE 23, 1999


The undersigned hereby appoints Borivoje Vukadinovic as the lawful agent and Proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of Common Stock of Retrospettiva, Inc. held of record by the undersigned on May 14, 1999, at the Annual Meeting of Shareholders to be held June 23, 1999, or any adjournment or postponement thereof.

1. ELECTION OF DIRECTORS

         _____    FOR the  election as a director of all nominees  listed  below
                 (except as marked to the contrary below).

         _____    WITHHOLD AUTHORITY to vote for all nominees listed below.

  NOMINEES: Borivoje Vukadinovic, Hamid Vaghar, Ivan Zogovic, Mojgan Keywanfar,
             S. William Yost, Donald Tormey and Michael D. Silberman

INSTRUCTION: To withhold authority to vote for individual nominees, write their names in the space provided below.

--------------------------------------------------------------------------------

2. In his discretion, the Proxy is authorized to vote upon any matters which may properly come before the Annual Meeting, or any adjournment or postponement thereof.

     It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. WHERE NO CHOICE IS SPECIFIED BY THE SHAREHOLDER THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS NAMED IN PROPOSAL 1.

     The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said Proxy may do by virtue hereof.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:                              --------------------------------------------
                                    Signature

PLEASE MARK, SIGN, DATE
AND RETURN THE PROXY
CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.                  --------------------------------------------
                                    Signature, if held jointly


            PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE
                      ANNUAL MEETING OF SHAREHOLDERS. [  ]